UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 8, 2024

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2050 West Sam Houston Parkway S., Suite 1100 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DRQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2024, the Board of Directors (the “Board”) of Dril-Quip, Inc. (the “Company”) appointed Benjamin M. Fink as a director to fill the vacancy resulting from the resignation of Amy B. Schwetz on May 17, 2024, effective July 8, 2024. Mr. Fink will serve as a Class III director of the Company until the expiration of his term on the date of the Company’s annual meeting of stockholders in 2027, or until his successor is duly elected and qualified. Mr. Fink will serve on the Audit Committee, the Nominating and Governance Committee and the Compensation Committee of the Board of the Company.

Mr. Fink was Executive Vice President and Chief Financial Officer of Anadarko Petroleum Corporation, one of the world’s largest independent oil and natural gas exploration and production companies, from November 2018 until its acquisition by Occidental Petroleum Corporation in August 2019. He served as Chairman of NYSE-listed Western Gas Partners, LP and Western Gas Equity Partners L.P. from 2018-2019, as the President & CEO of both entities from 2017-2018, and as their Senior Vice President and Chief Financial Officer from 2009-2017. Mr. Fink served as an independent director and Audit Committee Chairman of Zimmer Energy Acquisition Corp., a NASDAQ-listed blank check company formed to seek investment opportunities in the energy transition space, from June 2021 to June 2023. Mr. Fink also currently serves on the board of directors of the parent companies of Salt Creek Midstream, LLC, a leading gatherer and processor of natural gas and crude oil in the Permian Basin. Mr. Fink received a B.S. degree in Economics from the Wharton School of the University of Pennsylvania and earned the Chartered Financial Analyst (CFA) designation from the CFA Institute.

There are no arrangements or understandings between Mr. Fink and any other person pursuant to which he was selected as a director. The Company is not aware of any transaction in which Mr. Fink has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On July 8, 2024, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Fink pursuant to which the Company agrees to indemnify him to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, claims, damages and certain expenses arising out of an event or occurrence related to the fact that he is or was a director of the Company or is or was serving in another position at the request of the Company. The Indemnification Agreement is substantially similar to the Company’s indemnification agreements with its executive officers and other directors. The foregoing summary of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnification Agreement, a copy of the form of which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated herein by reference to the Company’s Current Report on Form 8-K filed on October 17, 2005).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ James C. Webster
James C. Webster
Vice President, General Counsel and Secretary

Date: July 9, 2024